EXHIBIT 32

                       Rule 13a-14(b) Certification

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Headliners Entertainment Group, Inc.

A signed original of this written statement required by Section 906 has been provided to Headliners Entertainment Group, Inc. and will be retained by Headliners Entertainment Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

April 14, 2005                    /s/ Eduardo Rodriguez
                                  -------------------------------
                                  Eduardo Rodriguez (Chief
                                  executive officer and chief
                                  financial officer)